Exhibit 99.1

NEWS RELEASE

MEDIA INQUIRIES:	FOR IMMEDIATE RELEASE
Anna Gamboa	January 23, 2017
Office: 214-891-7693
Email: anna_gamboa@pyroagency.com

Business First Bancshares and Business First Bank Announce Leadership Promotions

BATON ROUGE, LOUISIANA – Jude Melville, President and Chief Executive Officer of Business First Bancshares, Inc., and its wholly owned subsidiary, Business First Bank, today announced the promotions of certain longtime executives, evidencing the bank’s efforts to stay well positioned for continued growth and future expansion.

Gregory Robertson has been named Chief Financial Officer of Business First Bancshares and Business First Bank. Also for Business First Bank, Keith Mansfield has been named Chief Operations Officer, Philip Jordan has been named Chief Commercial Officer, Alicia Robertson has been named Chief Retail Officer, and Donald A. Hingle, II has been named Chief Credit Executive. The promotions are effective immediately.

“With strong performance and the initiation of our first quarterly dividend, 2016 was an important year for Business First,” said Melville. “As we prepare to take on opportunities in 2017, I am pleased to fill these critical positions internally with leaders that have already proven themselves to be instrumental partners in our company’s success.”

Gregory Robertson, Chief Financial Officer

Gregory Robertson will step into the position of chief financial officer for Business First Bancshares and Business First Bank, leading teams that include accounting, treasury and investments, credit, special assets, bank secrecy, risk analytics, and project management. Mr. Robertson has been with Business First over 5 years and brings more than 20 years of diverse experience in commercial and retail banking, serving most recently as the bank’s chief banking officer.

Keith Mansfield, Chief Operations Officer

In his role as chief operations officer for Business First Bank, Keith Mansfield is responsible for all aspects of the bank’s operations, which include information technology, electronic banking, deposit operations, branch and treasury operations, business intelligence, marketing, facilities, security, and vendor management. Mr. Mansfield brings nearly 20 years of experience to his responsibilities, serving most recently as the bank’s chief information officer.

Philip Jordan, Chief Commercial Officer

Philip Jordan will lead a unified production team of commercial bankers, including public not-for-profit finance, in his newly created position of chief commercial officer for Business First Bank. Mr. Jordan has been with Business First for 8 years and has over 20 years of banking experience, serving most recently as the bank’s western region CEO.

Alicia Robertson, Chief Retail Officer

In the newly created role of chief retail officer for Business First Bank, Alicia Robertson leads a team that includes the bank’s statewide branch network, as well as wealth management and private banking. Ms. Robertson has been with Business First for 5 years and brings over 25 years of experience in various retail banking areas.

Donald A. Hingle, II, Chief Credit Executive

As chief credit executive for Business First Bank, Donald A. Hingle, II will be responsible for underwriting, appraisal and environmental review, asset-based lending, loan operations and loan documentation. Mr. Hingle has 35 years of banking experience including 7 years with Business First, serving most recently as the bank’s southeastern region CEO.

About Business First Bancshares, Inc.

Business First Bancshares, Inc., through its wholly owned subsidiary, Business First Bank (member FDIC), provides a wide range of commercial and personal banking, treasury management, and wealth solutions products and services to private businesses and their owners, operators, executives and employees. Business First Bank operates 18 offices, including 16 banking centers, one loan production office and one wealth solutions office in 7 markets across Louisiana. Business First Bank was chosen as one of American Banker magazine’s Top 40 Banks to Work For in 2014, and was also chosen as one of Baton Rouge Business Report’s Top Companies to Work For in 2014 and 2015.

Forward-Looking Statements

Certain statements contained in this news release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would”, “could,” or “intend.” We caution you not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release.